Exhibit 4.4

AMERICAN EXPRESS ISSUANCE TRUST II

FIRST AMENDMENT TO

AMENDED AND RESTATED INDENTURE

This FIRST AMENDMENT TO AMENDED AND RESTATED INDENTURE, dated as of August 22, 2013 (this “Amendment”), to the Amended and Restated Indenture, dated as of March 12, 2013 (as amended and restated and as otherwise modified from time to time, the “Indenture”), between American Express Issuance Trust II, a statutory trust organized under the laws of the State of Delaware, as Issuer (the “Issuer”), and The Bank of New York Mellon, a New York banking corporation, as Indenture Trustee (in such capacity, the “Indenture Trustee”) and as Securities Intermediary, is made and entered into as of August 22, 2013.

RECITALS

WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Indenture; and

WHEREAS, pursuant to Section 10.01 of the Indenture, the parties hereto desire to amend the Indenture as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Indenture.

ARTICLE II

AMENDMENT TO INDENTURE

SECTION 2.01. Amendment to Section 1.01.

(a) The definition of “Monthly Period” in Section 1.01 of the Indenture is hereby deleted and replaced with the following:

“Monthly Period” means, with respect to each Payment Date, unless otherwise provided in an Indenture Supplement, the period (i) from and including the calendar day immediately preceding the second to last Business Day of the second preceding calendar month (ii) to and including the second calendar day preceding the second to last Business Day of the immediately preceding calendar month; provided, however, that the initial Monthly Period with respect to any Series will commence on the Closing Date with respect to such Series.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Ratification of Indenture. As amended by this Amendment, the Indenture is in all respects ratified and confirmed and the Indenture, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 3.02. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

SECTION 3.03. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 3.04. Effectiveness. The amendments provided for by this Amendment shall become effective as of August 22, 2013 upon:

(a) receipt by the Indenture Trustee and the Owner Trustee of an Officer’s Certificate of the Issuer to the effect that the Issuer reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;

(b) receipt by the Indenture Trustee and the Owner Trustee of an Issuer Tax Opinion delivered in connection with this Amendment pursuant to Section 10.01 of the Indenture;

(c) receipt by the Indenture Trustee of an Opinion of Counsel delivered in connection with this Amendment pursuant to Section 10.03 of the Indenture;

(d) receipt by the Issuer, the Transferor or the Servicer of written notice from each Note Rating Agency that the amendments provided for by this Amendment will not result in a reduction or withdrawal of its ratings on any outstanding Notes of any Series, Class or Tranche; and

(e) delivery of counterparts of this Amendment, duly executed by the parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

AMERICAN EXPRESS ISSUANCE TRUST II,
as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Erwin M. Soriano
	Name:	Erwin M. Soriano
	Title:	Assistant Vice President

THE BANK OF NEW YORK MELLON, as Indenture Trustee and Securities Intermediary

By:	/s/ Michael Commisso
	Name:	Michael Commisso
	Title:	Vice President

[First Amendment to Amended and Restated Indenture]

Acknowledged and Accepted:

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION VIII LLC, as Transferor

By:	/s/ Anderson Y. Lee
	Name:	Anderson Y. Lee
	Title:	Vice President and Treasurer

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer and Administrator

By:	/s/ David L. Yowan
	Name:	David L. Yowan
	Title:	Treasurer

[First Amendment to Amended and Restated Indenture]